UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2013

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Master Repurchase Agreement and Guaranty

On September 23, 2013, ARLP Trust 3 (the “Seller”), which is a trust subsidiary of Altisource Residential, L.P., the operating partnership subsidiary of Altisource Residential Corporation (the “Company”), entered into a Master Repurchase Agreement and Securities Contract (the “Repurchase Agreement”) with Wells Fargo, National Association (the “Buyer”). The purpose of the Repurchase Agreement is to finance the beneficial ownership of non-performing, re-performing and performing mortgage loans by the Seller. The obligations of the Seller are fully guaranteed by the Company pursuant to a guaranty (the “Guaranty”) made by the Company in favor of the Buyer. The Repurchase Agreement terminates on March 23, 2015 and may be extended by the Seller for an additional 12 months.

Under the terms of the Repurchase Agreement, subject to certain conditions, the Buyer may buy from the Seller from time to time non-performing, re-performing or performing mortgage loans (collectively, the “Underlying Mortgage Assets”). The maximum aggregate purchase price under the Repurchase Agreement is $200,000,000, subject to certain sublimits, eligibility requirements and conditions precedent to each funding.

The purchase price paid by the Buyer is based on a percentage of the market value, as determined by the Buyer, of the applicable Underlying Mortgage Assets. Under the terms of the Repurchase Agreement, the Seller is required to pay to the Buyer interest based on three-month LIBOR plus a spread and certain other customary fees, administrative costs and expenses in connection with the Buyer's structuring, management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement requires the Company to maintain various financial and other covenants, which include (i) maintaining a minimum adjusted tangible net worth of $310 million plus 70% of the aggregate amount of equity offerings after the closing date of the Repurchase Agreement; (ii) maintaining a maximum ratio of indebtedness (on and off balance sheet) to adjusted tangible net worth of 3:1; and (iii) maintaining liquidity in an amount not less than 5% of any outstanding indebtedness.

In addition, the Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, certain material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Agreement and the liquidation by the Buyer of the Underlying Mortgage Assets then subject to the Repurchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: September 23, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary